Microsoft Word 10.0.6612;SUB-ITEM 77D

MFS Institutional Large Cap Value Fund, a series of MFS Institutional Trust, (File Nos. 33-37615 and 811-6174) changed its principal investment policy, as described in the Post Effective Amendment No. 25, as filed with the Securities and Exchange Commission via EDGAR on August 30, 2004, under Rule 485 under the Securities Act of 1933. Such description is hereby incorporated by reference.